www.TrueBlue.com April 30, 2018

Forward-Looking Statements

Q1 2018 summary Strong earnings per share growth  EPS +100%, adjusted EPS1 +48% o Favorable income tax, gross margin, and depreciation results o Gain on sale of PlaneTechs (excluded from adjusted EPS) Modest revenue decline but gross profit up 3%  Total revenue -2%  PeopleReady -5%, solar industry challenges and soft trends in Southeast  PeopleManagement -4%, -2% excluding PlaneTechs2 and in-line with expectation  PeopleScout +22%, accelerating revenue growth  Programs to lower cost of services are working – gross margin +130 bps Divestiture of PlaneTechs business  Small, non-strategic asset, less than 2% of total revenue  Concentrates our focus on larger market and higher growth and margin opportunities Continuing to execute on our strategy  PeopleReady – Continued progress on mobile technology  PeopleManagement – Attractive on-premise solution for larger, strategic clients  PeopleScout – #1 in RPO market, new proprietary technology, attractive margin 1 See the appendix to this presentation and “Financial Information” in the investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. 2 In mid-March 2018, we entered into an asset purchase agreement with a private, strategic buyer for the sale of our PlaneTechs service line. Growth presented excluding both current and prior year PlaneTechs results.

Financial summary

Amounts in millions, except per share data	Q1 2018	Y/Y Change
Revenue	$554	-2%
Net Income	$8.8	+87%
Net Income Per Diluted Share	$0.22	+100%
Adjusted Net Income[1]	$12.7	+43%
Adj. Net Income Per Diluted Share[1]	$0.31	+48%
Adjusted EBITDA[1]	$19.4	+9%
Adjusted EBITDA Margin	3.5%	40 bps

- PlaneTechs divested 3 weeks before quarter end = $3 million of lost revenue
- Net income benefited from a $1.4 million pre-tax gain on the sale of PlaneTechs
- Lower income tax rate from U.S. Tax Cuts and Jobs Act
- Lower depreciation from certain technology investments becoming fully depreciated
- Success with programs to reduce the cost of services boosted adj. EBITDA margin

[1] See the appendix to this presentation and "Financial Information" in the investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

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24.5% 25.8% 0.6% 0.7% Q1 2017 PeopleScout PeopleReady & PeopleManagement Q1 2018 Gross margin and SG&A bridges SG&A Amounts in millions $122 $126 $2 $2 Q1 2017 EBITDA add-backs* Core business Q1 2018 Gross Margin * Implementation costs for cloud-based systems.

Results by segment

Amounts in millions	PeopleReady	PeopleManagement	PeopleScout
Revenue	$317	$184	$54
% Growth	*-5%*	*-4%* *(-2% ex-PlaneTechs)*	*+22%*
Segment Profit[1]	$9.5	$5.6	$11.9
% Growth	*-5%*	*+2%*	*+37%*
% Margin *Y/Y Change*	*3.0%* *Flat*	*3.1%* *+20 bps*	*22.2%* *+250 bps*
Notes:	• Tariffs on solar panels and soft trends in Southeast impacting revenue • Solid segment profit margin performance in spite of revenue headwinds • Lower workers' compensation aiding segment profit margin	• Revenue decline of 2% excluding the divested PlaneTechs business • Healthy new business pipeline • SG&A management produced higher segment profit margin	• Third consecutive quarter of double-digit revenue growth • New talent acquisition technology garnering strong interest from prospective customers • Recruiting process efficiencies continue to drive higher segment profit margin

[1] We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment. Segment profit is comparable to segment adjusted EBITDA amounts reported in prior periods.

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Segment strategy highlights

peopleready A TRUEBLUE COMPANY

- Worker component of JobStack™ mobile app fully deployed
- 4,300 unique clients on JobStack as of Q1-18
- Expect 10,000 clients to be actively using JobStack by the end of 2018 peoplemanagement A TRUEBLUE DIVISION

- Attractive on-premise solution
  - Perfect fit for larger clients with longer-duration / strategic need for contingent workers
  - Strength in the e-commerce vertical
  - Internal focus on new client wins and margin expansion

peoplescout A TRUEBLUE COMPANY

- Global RPO market experiencing strong growth
- Industry leading proprietary technology – recently launched Affinix™, a next-generation HR tool
- Attractive margin business with compelling value proposition

Cross-Selling: Leverage significant opportunities with key strategic accounts

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Successful divestiture of PlaneTechs business Formerly part of PeopleManagment, PlaneTechs specializes in providing temporary skilled mechanics and technicians to aircraft maintenance, repair, overhaul and manufacturing companies in the commercial, government services and business aviation sectors. Transaction Highlights  Sold to private, strategic buyer in mid-March  $11 million purchase price  7.7x 2017 segment profit Strategic Rationale Financial Impact  Annual revenue of approximately $40 million with a 3% segment profit margin  Divestiture creates revenue headwind of ~2% in 2018 Yo Y R ev en u e G ro w th H ea d w in d PlaneTechs Historical Results Amounts in millions Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Revenue 12$ 11$ 10$ 10$ 8$ Segment Profit 0.4$ 0.4$ 0.3$ 0.4$ (0.2)$ Concentrates our focus on larger market and higher growth and margin opportunities Small revenue base and growth potential -1% -2% -2% -2% -1% -2% -6% -5% -5% -4% Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Total TBI PeopleManagement

31% 21% 18% 11% 2015 2016 2017 Q1-18 $216 $103 $90 $45 $30 $35 $29 $27 $246 $138 $119 $72 2015 2016 2017 Q1-18 Net Debt Cash $77 $136 $117 $132 $30 $35 $29 $27 $107 $171 $146 $159 2015 2016 2017 Q1-18 Borrowing Availability Cash Lower debt and ample liquidity Total Debt Liquidity Debt to Total Capital1 Amounts in millions Amounts in millions Note: Balances as of fiscal period end. 1 Calculated as total debt divided by the sum of total debt plus shareholders’ equity.

Q2 2018 Outlook Revenue Outlook % Growth % Growth Excluding PlaneTechs Total $585 to $600 -4% to -2% -2% to Flat PeopleReady $349 to $356 -6% to -4% -6% to -4% PeopleManagement $181 to $185 -6% to -4% Flat to 2% PeopleScout $55 to $58 17% to 25% 17% to 25% Profitability & Capital Expenditures Outlook Notes Net income per diluted share $0.32 to $0.38 • Assumes an effective income tax rate of 16% • $2.2 million of add-backs related to implementation costs for cloud-based systems • Assumes diluted weighted average shares outstanding of 40.7 million Adjusted net income per diluted share $0.47 to $0.53 Capital Expenditures $3 Amounts in millions, except per share data Note: Figures may not sum to consolidated totals due to rounding.

NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS 13 Non-GAAP Measure Definition Purpose of Adjusted Measures EBITDA and Adjusted EBITDA EBITDA excludes from net income: - interest and other income (expense), net, - income taxes, and - depreciation and amortization. Adjusted EBITDA, further excludes: - Work Opportunity Tax Credit third-party processing fees, and - cloud-based software implementation costs. - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies. - Provides a measure, among others, used in the determination of incentive compensation for management. Adjusted net income and Adjusted net income, per diluted share Net income and net income per diluted share, excluding: - gain on divestiture, - amortization of intangibles of acquired businesses, as well as accretion expense related to acquisition earn-out, - cloud-based software implementation costs, - tax effect of each adjustment to U.S. GAAP net income, and - adjusted income taxes to the expected effective tax rate. - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies. In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non- GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

1. RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE *(Unaudited)*

(in thousands, except for per share data)	Q1 2018 13 Weeks Ended Apr 1, 2018	Q1 2017 13 Weeks Ended Apr 2, 2017	Q2 2018 Outlook* 13 Weeks Ended Jul 1, 2018
Net income	$ **8,755**	$ 4,674	$ 12,900 — $ 15,400
Gain on divestiture (1)	**(1,393)**	—	—
Amortization of intangible assets of acquired businesses (2)	**5,221**	5,864	5,100
Cloud-based software implementation costs (3)	**1,715**	—	2,200
Tax effect of adjustments to net income (4)	**(887)**	(1,642)	(1,200)
Adjustment of income taxes to normalized effective rate (5)	**(675)**	(5)	—
Adjusted net income	$ **12,736**	$ 8,891	$ 19,000 — $ 21,500
Adjusted net income, per diluted share	$ **0.31**	$ 0.21	$ 0.47 — $ 0.53
Diluted weighted average shares outstanding	**40,694**	41,937	40,700

2. RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA *(Unaudited)*

(in thousands)	Q1 2018 13 Weeks Ended Apr 1, 2018	Q1 2017 13 Weeks Ended Apr 2, 2017	Q2 2018 Outlook* 13 Weeks Ended Jul 1, 2018
Net income	$ **8,755**	$ 4,674	$ 12,900 — $ 15,400
Income tax expense	**864**	1,811	2,500 — 2,900
Interest and other income (expense), net	**(2,204)**	(74)	(400)
Depreciation and amortization	**10,090**	11,174	10,200
EBITDA	**17,505**	17,585	25,100 — 28,100
Work Opportunity Tax Credit processing fees (6)	**195**	272	200
Cloud-based software implementation costs (3)	**1,715**	—	2,200
Adjusted EBITDA	$ **19,415**	$ 17,857	$ 27,500 — $ 30,500

* Totals may not sum due to rounding

See the last slide of the appendix for footnotes.

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15 Footnotes: 1. In mid-March 2018, we entered into an asset purchase agreement with a private, strategic buyer for the sale of our PlaneTechs service line, which resulted in a pre-tax gain of $1.4 million. 2. Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out. 3. Implementation costs for cloud-based systems. 4. Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017. 5. Adjustment of the effective income tax rate to the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017. 6. These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.